UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 3, 2022

Definitive Healthcare Corp.

(Exact name of Registrant as Specified in Its Charter)

Commission File Number 1-40815

Delaware		86-3988281
(State of Incorporation)		(IRS Employer Identification No.)
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices)

508 720-4224
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2022, Definitive Healthcare Corp. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished in this Item 2.02 on this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2022, the Company announced that, on September 16, 2022, its Board of Directors (the “Board”) appointed Jonathan Maack to the position of President, effective November 3, 2022 (the “Effective Date”).

Prior to joining the Company, Mr. Maack, 44, served as Chief Strategy and Corporate Development Officer at athenahealth, a leading provider of cloud-based EHR/PM solutions and revenue cycle and value-based care services, which he joined in May 2021. Prior to his time at athenahealth, Mr. Maack served as Chief Strategy Officer at OptumInsight, an information and technology-enabled health services business, having joined via acquisition in November 2017 and remaining through May 2021. Prior to joining OptumInsight, Mr. Maack held a variety of senior leadership roles at The Advisory Board Company from August 2014 to November 2017, culminating in a role as the General Manager of the Health System Growth Business, which helped health systems market their services to patients and engage physicians. Prior to The Advisory Board Company, Mr. Maack was a management consultant at Bain & Company from January 2010 to August 2014, where he focused on private equity due diligence and operational improvement work in healthcare. Mr. Maack holds a B.A. in Art History, Economics and German from New York University and an M.B.A. in Healthcare from The Wharton School of the University of Pennsylvania.

Maack Employment Agreement; Initial RSU Grant

In connection with his appointment as President, the Board approved the entry into an employment agreement by and between Definitive Healthcare, LLC and Mr. Maack, dated September 22, 2022 (the “Employment Agreement”), which sets forth certain terms of his employment and pursuant to which Mr. Maack is entitled to (i) an annual base salary of $400,000, and (ii) an annual bonus equal to (a) for 2022, a guaranteed amount equal to 70% of Mr. Maack’s base salary, pro-rated from Mr. Maack’s start date through December 31, 2022 and (b) for future years, in the sole discretion of the Compensation Committee of the Board, an amount up to 70% of Mr. Maack’s base salary, based on the Company’s achieving specified revenue targets and other requirements determined annually by the Chief Executive Officer of the Company and the Board. The Board has also approved an initial grant (the “Initial RSU Grant”) of 546,303 restricted stock units with respect to the Company’s Class A common stock, par value $0.001 per share (“RSUs”), to Mr. Maack, which RSUs vest (i) 25% on November 3, 2023 and (iii) thereafter, 6.25% every three months for the next three years until fully vested, in each case subject to Mr. Maack’s continued Service (as defined in the Definitive Healthcare Corp. 2021 Equity Incentive Plan (the “Equity Plan”)) through each vesting date and the terms of the Equity Plan. The Initial RSU Grant is also subject to the terms and conditions of an RSU award agreement in substantially the form of the Company’s form of executive RSU award agreement under the Equity Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. In addition, the Employment Agreement provides that Mr. Maack will be eligible for an annual equity award in 2024 (the “2024 Award”) pursuant to the Equity Plan, upon such terms and conditions as are determined by the Compensation Committee in its sole discretion, provided that management will recommend to the Compensation Committee that the 2024 Award have a target grant value of at least $2 million and that any time-based component thereof vest consistent with the vesting scheduling of the Initial RSU Grant.

Mr. Maack is eligible to participate in the Company’s benefit plans that are generally available to the Company’s executive employees, and for reimbursement of certain expenses, including a one-time lump-sum relocation payment of $330,000, which is subject to repayment requirements should Mr. Mack’s employment terminate with 24 months of the Effective Date. Mr. Maack is also eligible for reimbursement of 100% of all health insurance premiums for Mr. Maack if enrolled in a Company sponsored health plan. The Employment Agreement includes customary provisions requiring confidentiality, assignment of inventions and non-competition and non-solicitation of the Company’s employees during employment and one year thereafter.

Mr. Maack’s employment is at will. If we terminate Mr. Maack’s employment without Cause and other than as a result of death or Disability (each as defined in the Employment Agreement) or Mr. Maack terminates his employment for Good Reason (as defined in the Employment Agreement) then, subject to his execution of a general release of claims and certain other conditions set forth in the Employment Agreement, we must provide Mr. Maack with (i) continuation of regular payments of base salary for a period of twelve months; (ii) payment of any annual bonus for a prior fiscal year to the extent earned but not previously paid, plus a lump-sum payment of the annual bonus to be earned by Mr. Maack during the twelve month period following the date of termination of employment at the greater of “target” or the average bonus paid over the prior two years (if such history exists); (iii) accelerated vesting of all forms of equity awarded to Mr. Maack by the Company at any time that are subject to time-based vesting and would otherwise have vested during the twelve-month period following the termination date; and (iv) payment for twelve months of COBRA coverage, if applicable.

If during a Change of Control Period (as defined in the Employment Agreement), Mr. Maack’s employment is terminated without Cause, or Mr. Maack terminates his employment for Good Reason, then we must provide Mr. Maack with (i) continuation of regular payments of base salary for a period of eighteen months from the date of termination of employment; (ii) payment any annual bonus for a prior fiscal year to the extent earned but not previously paid, plus a lump-sum payment of 1.5 times the greater of the target annual bonus to be earned by Mr. Maack in the year of termination or the average of the bonuses paid in the last two calendar years (if such history exists); (iii) acceleration of the vesting of all forms of equity awarded to Mr. Maack by the Company at any time; and (iv) payment for eighteen months of COBRA coverage, if applicable.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text and terms of the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Maack will also entered into the Company’s standard form of indemnity agreement in the form previously approved by the Board, which form is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-258990) filed with the SEC on August 20, 2021.

Item 7.01 Regulation FD Disclosures

On November 3, 2022, the Company issued a press release announcing the appointment of Mr. Maack as the Company’s President. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished in this Item 7.01 on this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of September 22, 2022, by and between Definitive Healthcare, LLC and Jonathan Maack
10.2	Form of Executive Restricted Stock Unit Award Agreement under Definitive Healthcare Corp. 2021 Equity Incentive Plan
99.1	Press Release Dated November 3, 2022 (furnished herewith pursuant to Item 2.02)
99.2	Press Release Dated November 3, 2022 (furnished herewith pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ David Samuels
Name:	David Samuels
Title:	Chief Legal Officer

Date: November 3, 2022